Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT:  Don Grimes

(616) 863-4404

WOLVERINE WORLDWIDE REPORTS PRELIMINARY

FISCAL 2013 REVENUE AND EARNINGS PER SHARE;

PROVIDES PRELIMINARY OUTLOOK FOR FISCAL 2014

Rockford, Michigan, January 13, 2014 — Wolverine Worldwide (NYSE: WWW) today reported preliminary unaudited revenue and earnings results for the full year ended December 28, 2013.  The year included a full 52-week contribution from the Company’s October 2012 acquisition of the Sperry Top-Sider, Saucony, Stride Rite, and Keds brands (the “PLG Acquisition”).  The Company expects to report full fiscal year 2013 results on February 18, 2014.

On July 11, 2013, the Company’s Board of Directors declared a two-for-one stock split, which was paid in the form of a stock dividend on November 1, 2013.  All references to the Company’s share and per share data are presented on a split-adjusted basis.

On a preliminary unaudited basis, for full fiscal year 2013 ended December 28, 2013, the Company expects:

•                  Revenue to approximate $2.69 billion, representing growth of 5.5% versus prior year pro forma revenue of $2.55 billion and growth of 64.0% versus prior year reported revenue of $1.64 billion.

•                  Adjusted fully diluted earnings – excluding transaction and integration expenses related to the PLG Acquisition, restructuring charges related to the Company’s owned manufacturing operations, and expenses related to the October 2013 refinancing – at the high end of the previous earnings guidance of $1.37 to $1.42 per share.

•                  Reported fully diluted earnings at the high end of the previous earnings guidance of $0.85 to $0.90 per share.

•                  Consolidated inventories at year end to be materially lower than at the end of fiscal year 2012.

As the Company has not completed its quarter and year-end fiscal close and the audit of its 2013 financial statements is not complete, the revenue and earnings per share expectations presented in this press release are preliminary, and, therefore, subject to final year-end closing adjustments and may change.  The preliminary financial results presented in this release are based solely upon information available as of the date of this release, are not a comprehensive statement of our financial results or positions as of or for the 2013 fiscal year, and have not been audited, reviewed, or compiled by our independent registered accounting firm.

“Fiscal 2013 included several noteworthy accomplishments of which we are exceptionally proud,” said Blake W. Krueger, Chairman and Chief Executive Officer.  “Our revenue and earnings are expected to reach record levels, we successfully integrated and grew our newly acquired brands, and the performance of Merrell, our largest brand, strengthened as the year progressed.  In the quarter, excellent double-digit revenue growth from Hush Puppies, CAT Footwear, and Keds and solid mid-single digit revenue growth from Merrell and Saucony were partially offset by softness from Sperry Top-Sider and Stride Rite.  Sperry’s performance, in particular, was impacted by fall weather conditions that heavily favored boot offerings versus casual product.  Geographically, double-digit revenue growth in each of the Asia Pacific and Latin America regions was offset by flat revenue growth in the U.S., our most significant market, and the EMEA region.  We are pleased that our multi-brand, multi-geography business model was able to deliver record full-year earnings at the high end of our previous guidance.”

Don Grimes, the Company’s Senior Vice President and Chief Financial Officer, stated “We are pleased with the momentum of our business as we move into 2014.  In light of the current tepid environment for consumer soft goods in the U.S., our preliminary outlook for fiscal 2014 is for full-year revenue growth in the mid-single digit range, with year-over-year revenue growth accelerating over the course of the year.  Consistent with the Company’s long track record of delivering earnings growth in excess of revenue growth, we expect full-year diluted earnings per share to grow at a solid double-digit rate.”

Concluded Krueger, “We remain excited about our prospects for 2014 and beyond, and we expect to capitalize on our strong innovation platforms, powerful brands and well-developed international infrastructure to drive the global expansion of our 16-brand portfolio.  We remain committed to our strategies, which we believe position our Company to deliver increased value for our shareholders.”

The Company is scheduled to present at the 16th Annual ICR XChange conference held at the Grand Lakes Resort in Orlando, Florida on Tuesday, January 14, 2014 at 10:30 a.m. EDT. The presentation will be webcast live and can be accessed at the Company’s website. To listen to the presentation at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page.  To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com.  A replay of the webcast will be available at the Company’s website through March 14, 2014.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s, and uniform footwear and apparel.  The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®.  The Company also is the global footwear licensee of popular brands including Cat®, Harley-Davidson®, and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements, including statements regarding our preliminary, unaudited expected year-end results and statements regarding expected 2014 financial performance. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. The Company’s 2013 fiscal year preliminary financial results are subject to the completion of our quarter and year-end review and the review of our independent registered public accounting firm. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Risk Factors include, among others:  the Company’s ability to continue to integrate and realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto.  The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED REVENUE TO REVENUE ADJUSTED
TO INCLUDE PLG FULL-YEAR 2012 REVENUE*

(Unaudited)

(in millions)

	GAAP Basis	PLG Pre “Stub Period”	As Adjusted
	Full-Year 2012	Revenue (a)	Full-Year 2012

Revenue	$1,640.8	$906.7	$2,547.5

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED EPS GUIDANCE TO EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS, EARLY EXTINGUISHMENT OF DEBT COSTS AND MANUFACTURING RESTRUCTURING COSTS*

(Unaudited)

	GAAP Basis	Acquisition-Related		Manufacturing	As Adjusted
	Full-Year 2013	Transaction and	Early Extinguishment	Restructuring	Full-Year 2013
	Guidance	Integration Costs	of Debt Costs	Costs	Guidance

Diluted earnings per share	$0.85 - 0.90	$0.29	$0.14	$0.09	$1.37 - 1.42

(a)         This adjustment presents the Company’s revenue as if PLG was acquired on January 1, 2012.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*                 To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been if PLG had been acquired on January 1, 2012 and excluded acquisition-related transaction and integration costs, early extinguishment of debt costs and manufacturing restructuring costs.  The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.